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                                                                   EXHIBIT 10.16


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 1st day of June, 2000, between EMISSIONS TESTING, INC., a Georgia corporation (the "Company") and ROBERT EVANS, a resident of Atlanta, Georgia (the "Consultant").
                              BACKGROUND STATEMENT

         The Company wishes to retain the services of the Consultant, and the Consultant is willing to consult with and provide services to the Company, all in accordance with and subject to the terms of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto agree as follows:

         1. ENGAGEMENT. The Company hereby retains the Consultant to provide the Company with the services described in this Agreement, and the Consultant is willing to provide such services, for and on behalf of the Company, all in accordance with, and subject to, the terms and conditions of this Agreement. The term of this Agreement shall begin as of June 1, 2000 and terminate at the close of business on April 1, 2001.

         2. SERVICES TO BE RENDERED. The consulting services to be provided by the Consultant hereunder include assistance and advice in connection with the emissions testing stations owned and operated by the Company located on 27 E. Grogan Street, Atlanta, Georgia and at 554 Atlanta Highway, Atlanta, Georgia, which stations were previously managed and operated by the Consultant for the prior owner thereof. In addition, the Consultant will assist the Company in (a) developing criteria for the selection of future emissions testing stations to be operated by the Company, (b) managing and developing the emissions testing stations of the

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Company and (c) providing such other advice as may be requested from time to time by the Company that relates to the Company's business or to the emissions testing industry generally.

         3. CONSULTING FEE. For his services hereunder, the Company shall pay to the Consultant the sum of $1,000.00 per week. In addition, the Company will pay the Consultant an automobile allowance in the amount of $500.00 per month.

         4. STOCK OPTIONS. The Company agrees that as soon as practical after the date on which the Company's shares of common stock, no par value per share, are traded in the public market, the Company will issue to the Consultant an option allowing the Consultant to purchase up to and including 120,000 shares of the Company's common stock pursuant to a stock option plan adopted, or to be adopted, by the Board of Directors of the Company (the "Plan").. The per share exercise price under the option will be equal to the per share fair market value of the Company's common stock on the date the option is granted to the Consultant (the "Grant Date"). The fair market value of the Company's common stock shall be determined by the committee established or to be established under the Plan. The option will provide that the option shall vest in favor of the Consultant as to 60,000 shares on the Grant Date and that the remaining 60,000 shares will vest in favor of the Consultant on October 1, 2001, but only if, in each such instance, the Consultant has served continuously for the Company as a consultant or an employee from and after the date hereof. The terms under which the option will be granted will be set forth in a separate instrument to be issued by the committee established or to be established under the Plan.

         5. RELATIONSHIP. The parties hereby agree that they are establishing an independent contractor relationship pursuant to the terms of this Agreement, and not an employer-employee, joint venture, partnership or other relationship. The Consultant agrees and understands that he


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will not be eligible to participate in any employee health or benefit plans, including any retirement plans, that may be adopted at any time by the Company.

         6. MISCELLANEOUS. This Agreement: (a) shall be governed by the substantive laws of the State of Georgia; (b) may not be altered or amended except pursuant to a written agreement signed and delivered by each of the parties hereto; (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; (d) represents the entire agreement between the parties hereto with respect to the subject matter hereof; and (e) may be executed in multiple counterparts. The parties further agree and understand that the Consultant shall not have the right to assign any rights or delegate any duties or responsibilities hereunder to any other person or entity, without the prior written consent of the Company, which consent may be granted or denied in its sole discretion. This Agreement supercedes in its entirety the terms of that certain Consulting Agreement dated June 1, 2000 between Robert Evans Enterprises, LLC., and the Company (the "Prior Agreement"). The Consultant represents that the Prior Agreement contains a typographical error. The reference therein to "Robert Evans Enterprises, LLC.," should have been to "Robert Evans Enterprises, Inc." The parties hereto agree and understand that the Prior Agreement is null and void and shall have no force or effect whatsoever, and Robert Evans Enterprises, Inc., is signing this Agreement to signify its consent that the Prior Agreement is null and void and shall have no further force or effect whatsoever.



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       IN WITNESS WHEREOF, the parties have signed this Agreement, as of the 1st day of June, 2000.

                                      EMISSIONS TESTING, INC.



                                      By: /s/ Rich Parlontieri
                                         ---------------------------------
                                      Its: President/CEO
                                          --------------------------------



                                      /s/ Robert Evans
                                      ------------------------------------
                                      Robert Evans

                                      ROBERT EVANS ENTERPRISES, INC.



                                      By: /s/ Robert Evans
                                         ---------------------------------
                                      Its: President
                                          --------------------------------



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